UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 20, 2004

GlycoGenesys, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

0-26476	33-0231238
(Commission File Number)	(IRS Employer Identification No.)

31 St. James Avenue, Boston, Massachusetts	02116
(Address of Principal Executive Offices)	(Zip Code)

(617) 422-0674

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 – Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 20, 2004, GlycoGenesys, Inc. (the “Company”) filed a Certificate of Amendment (the “Certificate”) to its Articles of Incorporation with the Nevada Secretary of State which was effective upon filing. The Certificate amended Article Fourth of the Company’s Articles of Incorporation by adding provisions to (i) affect a 1-for-6 reverse stock split of the Company’s common stock, (ii) cause any fractional shares that result from the reverse stock split to be rounded up to a whole share, and (iii) reduce the number of authorized shares of common stock from 200,000,000 to 33,333,333. The total number of authorized preferred shares remains unchanged at 5,000,000 shares, thus the total number of authorized shares was reduced from 205,000,000 to 38,333,333. The par value of the Company’s common stock of $0.01 per share remains unchanged.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 22, 2004	By:	/s/ Bradley J Carver
Bradley J Carver
President and Chief Executive Officer